Exhibit 4.2

CIT GROUP FUNDING COMPANY OF CANADA

U.S.$1,000,000,000 4.65% Senior Notes due July 1, 2010

U.S.$700,000,000 5.20% Senior Notes due June 1, 2015

Fully, Unconditionally and Irrevocably Guaranteed by

CIT GROUP INC.

REGISTRATION RIGHTS AGREEMENT

May 31, 2005

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Morgan Stanley & Co. Incorporated

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

CIT Group Funding Company of Canada, an unlimited liability company organized under the laws of the Province of Nova Scotia (the “Company”), proposes to issue and sell to certain purchasers (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), its 4.65% Senior Notes due July 1, 2010 (the “4.65% Notes”) and its 5.20% Senior Notes due June 1, 2015 (the “5.20% Notes” and together with the 4.65% Notes, the “Securities”), upon the terms set forth in the Purchase Agreement between the Company, CIT Group Inc. (the “Guarantor”) and the Representatives dated May 25, 2005 (the “Purchase Agreement”) relating to the initial placement (the “Initial Placement”) of the Securities. The Securities will be fully, unconditionally and irrevocably guaranteed as to due and punctual payment (the “Guarantees”) by the Guarantor. To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy the conditions to your obligations thereunder, the Company and the Guarantor agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:

1.    Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation (including any executive order) to close in the City of New York.

“Closing Date” shall mean the date of the first issuance of the Securities.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean the period ending on the 180th day following the consummation of the Registered Exchange Offers, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean the Registration Statements of the Company and the Guarantor on an appropriate form under the Act with respect to the Registered Exchange Offers, all amendments and supplements to such Registration Statements, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and that elects to exchange for Exchange Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company, the Guarantor or any Affiliate of the Company or the Guarantor).

“Exchange Securities” shall mean debt securities of the Company identical in all material respects to the 4.65% Notes or the 5.20% Notes, as applicable (except that the transfer restrictions shall be modified or eliminated, as appropriate), to be issued under the Indenture.

“Final Memorandum” shall mean the offering memorandum, dated May 25, 2005, relating to the Securities, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

“Guarantor” shall have the meaning set forth in the preamble hereto.

“Holder” shall have the meaning set forth in the preamble hereto.

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“Indenture” shall mean the Indenture relating to the Securities, dated as of May 31, 2005, between the Company, the Guarantor and JPMorgan Chase Bank, N.A., as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchaser” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

“NASD Rules” shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer by the Company and the Guarantor to issue and deliver to the Holders that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the 4.65% Notes or the 5.20% Notes, a like aggregate principal amount of the Exchange Securities, as applicable.

“Registrable Securities” shall mean (i) Securities other than those that have been (A) registered under a Registration Statement and disposed of in accordance therewith or (B) distributed to the public pursuant to Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission and (ii) any Exchange Securities resale of which by the Holder thereof requires compliance with the prospectus delivery requirements of the Act.

“Registration Default Damages” shall have the meaning set forth in Section 8 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, any amendments and supplements to such Registration Statement, including post-effective amendments (in each case including the

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Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantor pursuant to the provisions of Section 3 hereof which covers some or all of the Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“underwriter” shall mean any underwriter of Securities in connection with an underwritten offering of Securities pursuant to a Shelf Registration Statement.

2.    Registered Exchange Offers. (a) The Company and the Guarantor shall use their reasonable best efforts to prepare and, not later than 120 days following the Closing Date, shall file with the Commission the Exchange Offer Registration Statements with respect to the Registered Exchange Offers. The Company and the Guarantor shall use their reasonable best efforts to cause the Exchange Offer Registration Statements to become effective under the Act not later than 180 days of the Closing Date. The Company and the Guarantor shall use their reasonable best efforts to cause the Registered Exchange Offers to be consummated not later than 210 days of the Closing Date.

(b)        Upon the effectiveness of the Exchange Offer Registration Statements, the Company and the Guarantor shall promptly commence the Registered Exchange Offers, it being the objective of such Registered Exchange Offers to enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder is not an Affiliate of the Company or the Guarantor, acquires the Exchange Securities in the ordinary course of such Holder’s business, has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c)        In connection with each Registered Exchange Offer, the Company and the Guarantor shall:

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(i)         deliver or cause to be delivered to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)         keep such Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is delivered to the Holders (or longer, if required by applicable law);

(iii)        use their best efforts to keep such Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, under the Act to ensure that it is available for sales of Exchange Securities by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)        utilize the services of a depositary for such Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or its Affiliate;

(v)        permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which such Registered Exchange Offer is open;

(vi)        prior to effectiveness of such Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Company and the Guarantor have not entered into any arrangement or understanding with any person to distribute the Exchange Securities to be received in such Registered Exchange Offer and that, to the best of the Company’s and the Guarantor’s information and belief, each Holder participating in such Registered Exchange Offer is acquiring the Exchange Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities; and

(vii)	comply in all respects with all applicable laws.

(d)        As soon as practicable after the expiration of each Registered Exchange Offer, the Company and the Guarantor shall:

(i)         accept for exchange all Securities tendered and not validly withdrawn pursuant to such Registered Exchange Offer;

(ii)         deliver to the Trustee for cancellation in accordance with Section 4(s) all Securities so accepted for exchange; and

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(iii)        cause the Trustee promptly to authenticate and deliver to each Holder a principal amount of Exchange Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

(e)        Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company, the Guarantor or one of their Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company and the Guarantor that, at the time of the consummation of the Registered Exchange Offer:

(i)         any Exchange Securities received by such Holder will be acquired in the ordinary course of business;

(ii)         such Holder will have no arrangement or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Act; and

(iii)	such Holder is not an Affiliate of the Company or the Guarantor.

(f)         If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment from the Initial Placement, at the request of such Initial Purchaser, the Company and the Guarantor shall effect a Shelf Registration in accordance with Section 3(b) hereof with respect to such portion of an unsold allotment of Securities, and shall issue and deliver to the person purchasing Securities from such Initial Purchaser pursuant to an effective Shelf Registration Statement a like principal amount of Exchange Securities. The Company and the Guarantor shall use their best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Securities as for Exchange Securities issued pursuant to the Registered Exchange Offer.

3.    Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Company and the Guarantor determine upon advice of their outside counsel that they are not permitted to effect either of the Registered Exchange Offers as contemplated by Section 2 hereof; or (ii) for any other reason either of the Registered Exchange Offers is not consummated within 210 days of the Closing Date; (iii) any Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for Exchange Securities in the applicable Registered Exchange Offer and that are held by it following consummation of such Registered Exchange Offer; (iv) any Holder (other than an

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Initial Purchaser) is not eligible to participate in the applicable Registered Exchange Offer; or (v) in the case of any Initial Purchaser that participates in the Registered Exchange Offers or acquires Exchange Securities pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable Exchange Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of Exchange Securities acquired by it in exchange for such Securities shall result in such Exchange Securities being not “freely tradeable” and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Securities acquired in the Registered Exchange Offers in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such Exchange Securities being not “freely tradeable”), the Company and the Guarantor shall effect a Shelf Registration in accordance with subsection (b) below.

(b) (i)  The Company and the Guarantor shall as promptly as practicable (but in no event more than 90 days after so required or requested pursuant to this Section 3, file with the Commission and shall use their best efforts to cause to be declared effective under the Act within 150 days after so required or requested, a Shelf Registration Statement relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to Exchange Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company and the Guarantor may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii)         The Company and the Guarantor shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the expiration of the period referred to in Rule 144(k) under the Act with respect to the Securities or such shorter period that will terminate when all of the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or may be freely sold pursuant to Rule 144(k) under the Act. The Company and the Guarantor shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if they voluntarily take any action that would result in Holders covered thereby not being able to offer and sell such Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise

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undertaken by the Company and the Guarantor in good faith and for valid business reasons (not including avoidance of the Company’s and the Guarantor’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted pursuant to Section 4(k)(ii) hereof.

(iii)        The Company and the Guarantor shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

4.    Additional Registration Procedures. In connection with any Exchange Offer Registration Statement and, to the extent applicable, any Shelf Registration Statement, the following provisions shall apply.

(a)	The Company and the Guarantor shall:

(i)         furnish to each of the Representatives and to counsel for the Holders, not less than five Business Days prior to the filing of thereof with the Commission, a copy of any applicable Exchange Offer Registration Statement and any applicable Shelf Registration Statement, and each amendment thereof, and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing, but excluding any amendments or supplements to a Prospectus included in a Shelf Registration Statement which are filed solely for purposes of adding selling securityholders), and shall use their reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Representatives reasonably propose;

(ii)         include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offers, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offers;

(iii)        if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv)        in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.

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(b)	The Company and the Guarantor shall ensure that:

(i)         any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii)         any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(c)        The Company and the Guarantor shall advise the Representatives, the Holders covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided to the Company and the Guarantor, in writing, a telephone or facsimile number and address for notices, and, if requested by any Representative or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company and the Guarantor shall have remedied the basis for such suspension):

(i)         when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)         of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii)        of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv)        of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v)        of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)        The Company and the Guarantor shall use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or

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the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)        The Company and the Guarantor shall furnish to each Holder covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including, if so requested by such Holders in writing, all material incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference therein).

(f)         The Company and the Guarantor shall, during the Shelf Registration Period, deliver to each Holder covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including, in the case of an underwritten offering pursuant to a Shelf Registration Statement, the Preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company and the Guarantor consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)        The Company and the Guarantor shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the applicable Exchange Offer Registration Statement in the form declared effective by the Commission and any post-effective amendment thereto, including, if requested by such Exchanging Dealers in writing, all material incorporated by reference therein and all exhibits thereto (including exhibits incorporated by reference therein).

(h)        The Company and the Guarantor shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement declared effective by the Commission, and any amendment or supplement thereto as any such person may reasonably request. The Company and the Guarantor consent to the use of the Prospectus (in the form that is included in an Exchange Offer Registration Statement that has been declared effective by the Commission), or any amendment or supplement thereto, by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offers in connection with the offering and sale of the Exchange Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i)         Prior to the Registered Exchange Offers or any other offering of Securities pursuant to any Registration Statement, the Company and the Guarantor shall arrange, if necessary, for the qualification of the Securities or the Exchange Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those

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arising out of the Initial Placement, the Registered Exchange Offers or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

(j)         The Company and the Guarantor shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Exchange Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(k)        (i)         Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company and the Guarantor shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to each Initial Purchaser, each Exchanging Dealer or each Holder that is named as a selling securityholder therein pursuant to the terms of this Agreement, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the applicable Exchange Offer Registration Statement provided for in Section 2 shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

(ii)         Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company and the Guarantor, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Company and the Guarantor shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 4(k)(i) hereof, or until it is advised in writing by the Company and the Guarantor that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

(l)         Not later than the effective date of any Registration Statement, the Company and the Guarantor shall provide a CUSIP number for the Exchange Securities registered under such Registration Statement and provide the Trustee with printed certificates for such Exchange Securities for authentication by the Trustee, in a form eligible for deposit with The Depository Trust Company.

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(m)       The Guarantor shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement and in any event no later than 40 days after the end of a 12-month period (or 75 days, if such period is a fiscal year) beginning with the first month of the Guarantor’s first fiscal quarter commencing after the effective date of the applicable Registration Statement, or such shorter period as required by the Act and the Exchange Act and the rules and regulations thereunder, as in effect at any relevant time.

(n)        The Company and the Guarantor shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

(o)        The Company and the Guarantor may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company and the Guarantor such information regarding the Holder and the distribution of such Securities as the Company and the Guarantor may from time to time reasonably require for inclusion in such Shelf Registration Statement. The Company and the Guarantor may exclude from such Shelf Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(p)        In the case of any Shelf Registration Statement, the Company and the Guarantor shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities and, in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

(q)        In the case of an underwritten offering of Securities pursuant to a Shelf Registration Statement, upon execution of customary confidentiality agreements reasonably satisfactory to the Company and the Guarantor and their counsel, the Company and the Guarantor shall:

(i)         make reasonably available for inspection by a representative of the Holders to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Company, the Guarantor and their subsidiaries;

(ii)         cause the Company’s and the Guarantor’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;

(iii)        make such representations and warranties to the Holders registered thereunder and the underwriters, if any, in form, substance and scope as are

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customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv)        obtain opinions of counsel to the Company and the Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each Holder registered thereunder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v)        obtain “comfort” letters and updates thereof from the independent certified public accountants of the Guarantor (and, if necessary, any other independent certified public accountants of any subsidiary of the Guarantor or of any business acquired by the Guarantor for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi)        deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantor.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (q) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement, as and to the extent required thereunder.

(r)         In the case of any Exchange Offer Registration Statement, the Company and the Guarantor shall, if requested by an Initial Purchaser, or by a Broker-Dealer that holds Securities that were acquired as a result of market making or other trading activities:

(i)         make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, all relevant financial and other records, pertinent corporate documents and properties of the Company, the Guarantor and their subsidiaries;

(ii)         cause the Company’s and the Guarantor’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;

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(iii)        make such representations and warranties to the requesting party, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv)        obtain opinions of counsel to the Company and the Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel, addressed to the requesting party, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the requesting party or its counsel;

(v)        obtain “comfort” letters and updates thereof from the independent certified public accountants of the Guarantor (and, if necessary, any other independent certified public accountants of any subsidiary of the Guarantor or of any business acquired by the Guarantor for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings, or if requested by the requesting party or its counsel in lieu of a “comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by the requesting party or its counsel; and

(vi)        deliver such documents and certificates as may be reasonably requested by the requesting party or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this Section shall be performed at the close of each Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement. No Broker-Dealer other than the Initial Purchasers and persons who have obtained the Company’s and the Guarantor’s prior written consent to act as a market-maker shall have any rights as a Broker-Dealer under this Agreement.

(s)         If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company and the Guarantor (or to such other person as directed by the Company) in exchange for the Exchange Securities, the Company and the Guarantor shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the Exchange Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

(t)         The Company and the Guarantor shall use their reasonable best efforts if the Securities have been rated prior to the initial sale of such Securities, to confirm that such ratings will apply to the Securities or the Exchange Securities, as the case may be, covered by a Registration Statement.

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(u)        In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the NASD Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantor shall assist such Broker-Dealer in complying with the NASD Rules.

(v)        The Company and the Guarantor shall use their reasonable best efforts to take all other steps necessary to effect the registration of the Securities or the Exchange Securities, as the case may be, covered by a Registration Statement.

5.    Registration Expenses. The Company and the Guarantor shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Wilmer Cutler Pickering Hale and Dorr LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith.

6.    Indemnification and Contribution. (a)  The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Holder covered by any Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer that is a Holder), the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantor by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company and the Guarantor may otherwise have.

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The Company and the Guarantor also agree to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Securities registered under a Shelf Registration Statement, their directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder in connection with an underwritten offering pursuant to a Shelf Registration Statement, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

(b)        Each Holder of securities covered by a Registration Statement (including each Initial Purchaser and Exchanging Dealer that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantor, each of their directors, each of their officers who signs such Registration Statement and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each such Holder, but only with reference to written information relating to such Holder furnished to the Company and the Guarantor by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c)        Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate

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counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)        In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of an Exchange Security, applicable to the Security that was exchangeable into such Exchange Security, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor from the Initial Placement of the 4.65% Notes and the 5.20% Notes shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers in connection with the Initial Placement of the 4.65% Notes and the 5.20% Notes shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or Exchange Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions with respect to the 4.65% Notes and the 5.20% Notes as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this

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paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Company and the Guarantor who shall have signed the Registration Statement and each director of the Company and the Guarantor shall have the same rights to contribution as the Company and the Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)        The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or the Guarantor or any of the indemnified persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.    Underwritten Registrations. (a) If any of the Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters in such offering shall be selected by the Majority Holders included in such Shelf Registration Statement.

(b)        No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.    Registration Defaults. If any of the following events shall occur, then the Company and the Guarantor shall pay additional interest on either or both the 4.65% Notes and/or the 5.20% Notes, as applicable (the “Registration Default Damages”), to the Holders in respect of the Securities as follows:

(a)        if the applicable Registration Statement required by this Agreement is not filed with the Commission on or prior to the 120th day following the Closing Date, then Registration Default Damages shall accrue on the related Registrable Securities at a rate of 0.25% per annum for the first 60 days from and including the 121st day following the Closing Date and 0.50% per annum thereafter; and

(b)        if the applicable Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the 180th day following the Closing Date, then commencing on the day after such specified date, Registration Default Damages shall accrue on the related Registrable Securities at a rate of 0.25% per annum for the first 60 days from and including the 181st day following the Closing Date and 0.50% per annum thereafter; and

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(c)        if the Registered Exchange Offer for either the 4.65% Notes or the 5.25% Notes, as applicable, required by this Agreement has not been consummated on or prior to the 210th day following the Closing Date, then commencing on the day after such specified date, Registration Default Damages shall accrue on the related Registrable Securities at a rate of 0.25% per annum for the first 60 days from and including the 211th day following the Closing Date and 0.50% per annum thereafter; and

(d)        if any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement, then commencing on the day the Registration Statement ceases to be effective, Registration Default Damages shall accrue with respect to the 4.65% Notes or the 5.20% Notes, as applicable, at a rate of 0.25% per annum for the first 60 days from and including such date on which the Registration Statement ceases to be effective and 0.50% per annum thereafter;

provided, however, that (1) upon the filing of the Registration Statement (in the case of paragraph (a) above), (2) upon the effectiveness of the Registration Statement (in the case of paragraph (b) above), (3) upon the consummation of the Registered Exchange Offer (in the case of paragraph (c) above), or (4) upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of paragraph (d) above), Registration Default Damages shall cease to accrue.

Any Registration Default Damages due pursuant to clause (a), (b), (c) or (d) above will be due and payable at the same time, in the same manner and to the same persons as interest is otherwise payable to Holders of Registrable Securities.

9.    No Inconsistent Agreements. The Company and the Guarantor have not entered into, and agree not to enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10.  Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantor have obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser in its capacity as a Holder of Registrable Securities hereunder, the Company and the Guarantor shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantor have obtained the written consent of the Initial Purchasers and each Holder of Registrable Securities. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the

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rights of Holders whose Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities being sold rather than registered under such Registration Statement.

11.  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a)        if to a Holder, at the most current address given by such holder to the Company and the Guarantor in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b)        if to the Representatives, initially at the address or addresses set forth in the Purchase Agreement;

(c)        if to the Company, initially at its address set forth in the Purchase Agreement; and

(d)        if to the Guarantor, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Company or the Guarantor by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12.  Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantor agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

13.  Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company and the Guarantor thereto, subsequent Holders of Securities and the Exchange Securities, and the indemnified persons referred to in Section 6 hereof. The Company and the Guarantor hereby agree to extend the benefits of this Agreement to all Holders of Securities and the Exchange Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14.        Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Holder or Initial Purchaser, the directors, officers,

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employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints CT Corporation as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as any of the Securities shall be outstanding. To the extent that the Company may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, in any court of competent jurisdiction in the Province of Nova Scotia.

15.        Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Company and the Guarantor in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Guarantor will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

16.        Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding,

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from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

17.       Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.        Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19.      Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

20.      Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

21.      Securities Held by the Company or Guarantor, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by the Company, the Guarantor or their Affiliates (other than subsequent Holders or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantor and the several Initial Purchasers.

Very truly yours,

CIT Group Funding Company of Canada

By:	/s/ Glenn A. Votek
__________________________

Name:  Glenn A. Votek

Title:    Executive Vice President—Corporate Treasury and Treasurer

CIT Group Inc.

By:	/s/ Glenn A. Votek
__________________________

Name:  Glenn A. Votek

Title:    Executive Vice President and Treasurer

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The foregoing Agreement is hereby confirmed and

accepted as of the date first above written.

By: Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden, Jr.
________________________
Name: Jack D. McSpadden, Jr.
Title: Managing Director

By: J.P. Morgan Securities Inc.

By:	/s/ Maria Sramek
________________________
Name: Maria Sramek
Title: Vice President

By: Morgan Stanley & Co. Incorporated

By:	/s/ Michael Fusco
________________________
Name: Michael Fusco
Title: Executive Director

For themselves and the other several

Initial Purchasers named in Schedule I

to the Purchase Agreement.

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ANNEX A

Each broker-dealer that receives securities in exchange for its tendered securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchanged securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the securities received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Guarantor have agreed that, starting on the expiration date of the Exchange Offer and ending on the close of business 180 days after the expiration date, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

A-1

ANNEX B

Each broker-dealer that receives securities in exchange for its tendered securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such securities. See “Plan of Distribution.”

B-1

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives securities in exchange for its tendered securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of securities received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. The Company and the Guarantor have agreed that, starting on the expiration date of the Exchange Offer and ending on the close of business 180 days after the expiration date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until __________, ______, all dealers effecting transactions in the such securities may be required to deliver a prospectus.

The Company and the Guarantor will not receive any proceeds from any sale of the securities received by brokers-dealers in exchange. Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on such securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such securities. Any broker-dealer that resells securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of such securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of 180 days after the expiration date of the Exchange Offer, the Company and the Guarantor will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Guarantor have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the securities)other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

C-1

ANNEX D

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Securities. If the undersigned is a Broker-Dealer that will receive Exchange Securities for its own account in exchange for Securities, it represents that the Securities to be exchange for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

D-1